Exhibit 99.1

Spansion Announces Pricing of Private Offering of $150 Million of Senior Exchangeable Notes

SUNNYVALE, Calif., August 21, 2013 – Spansion Inc. (NYSE: CODE) today announced that its indirect wholly owned subsidiary, Spansion LLC (“Spansion”), has agreed to sell $150 million aggregate principal amount of its 2.00% Senior Exchangeable Notes Due 2020 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced aggregate principal amount of $125 million. Spansion has granted the initial purchasers of the notes an option to purchase up to an additional $22.5 million aggregate principal amount of notes for a period of 30 days from August 20, 2013.

The notes will bear interest at a rate of 2.00% per annum, payable semiannually in arrears on March 1 and September 1 of each year, and will be exchangeable, under specified circumstances, at the holder’s option for shares of Spansion Inc.’s Class A common stock (the “common stock”) or cash or a combination of common stock and cash, at Spansion’s election, subject to the exchange share cap described below. The notes will be exchangeable at the option of holders prior to June 1, 2020 only if specified conditions are met, and will be exchangeable on or after June 1, 2020 irrespective of these conditions. The notes will have an initial exchange rate of 72.0929 shares of common stock per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $13.87 per share, representing a premium of approximately 30% over the last reported sale price of the common stock on August 20, 2013, which was $10.67 per share), subject to adjustment. The notes will mature on September 1, 2020, unless earlier exchanged or repurchased. The notes will be fully and unconditionally guaranteed by Spansion Inc., Spansion’s ultimate parent company, and Spansion Technology LLC, Spansion’s parent and a wholly-owned subsidiary of Spansion Inc. (together, the “Guarantors”). The notes and the guarantees will be senior unsecured obligations of Spansion and the Guarantors, respectively. The sale of the notes is expected to close on or about August 26, 2013 subject to customary closing conditions.

Unless and until Spansion Inc. obtains stockholder approval to issue more than 19.99% of the common stock outstanding on the closing date upon exchange of the Notes in accordance with the listing standards of The New York Stock Exchange, the number of shares of common stock holders will be eligible to receive upon exchange will be subject to an “exchange share cap” (equal to the pro rata portion of such 19.99% limit represented by the notes to be exchanged). As a result, unless and until such stockholder approval is obtained, Spansion will be deemed to have elected “combination settlement” with a specified dollar amount per $1,000 principal amount of notes of at least $1,000 for all notes submitted for exchange, which means Spansion will be obligated to settle its exchange obligation by paying up to the specified dollar amount with respect to such notes in cash and delivering shares of common stock for any exchange value in excess of such specified dollar amount.

Spansion estimates that the net proceeds from the offering will be approximately $144.5 million (or approximately $166.3 million if the initial purchasers exercise their option to purchase additional notes in full). Spansion intends to use approximately $16.0 million of the net proceeds from the offering to fund payment of the cost of the capped call transactions that Spansion expects to enter into with one or more of the initial purchasers or their affiliates (the “hedge counterparties”). Spansion intends to use approximately $115.0 of the remaining net proceeds from the offering to repurchase approximately $105.9 million aggregate principal amount of its outstanding 7.875% Senior Notes due 2017, plus accrued and unpaid interest thereon up to, but excluding the repurchase date, pursuant to repurchase agreements that were privately negotiated with holders of such Senior Notes. Spansion expects to use any remaining net proceeds for capital expenditures, working capital and general corporate purposes, which may include the repayment of other outstanding indebtedness and funding of acquisitions or other strategic transactions. From time to time Spansion evaluates potential strategic transactions and acquisitions of businesses, technologies or products. Currently, however, the company does not have any agreements with respect to any such material strategic transactions or acquisitions.

In connection with the pricing of the offering, Spansion entered into capped call transactions with the hedge counterparties. The capped call transactions are expected generally to reduce potential dilution to the common stock upon exchange of the notes and/or reduce Spansion’s exposure to potential cash payments Spansion may be required to make upon exchange of the notes in excess of the principal amount of exchanged notes, except to the extent the market price of the common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions. The cap price of the capped call transactions will initially be approximately $18.14 per share, which represents a premium of approximately 70% over the last reported sale price of the common stock on August 20, 2013, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Spansion may enter into additional capped call transactions with the hedge counterparties.

Spansion has been advised by the hedge counterparties that in connection with establishing their initial hedges of the capped call transactions, the hedge counterparties (or their affiliates) expect to enter into various derivative transactions with respect to the common stock concurrently with, and/or purchase the common stock shortly after, the pricing of the notes. These activities could have the effect of increasing, or reducing the size of any decrease in, the price of the notes and/or the common stock concurrently with, or shortly after, the pricing of the notes.

In addition, Spansion has been advised by the hedge counterparties that the hedge counterparties (or their affiliates) are likely to modify their hedge positions by entering into or unwinding various derivative transactions with respect to the common stock and/or by purchasing or selling the common stock or other securities of Spansion Inc. in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the settlement averaging period under the capped call transactions, which precedes the maturity date, and on or around any earlier exchange date related to an exchange of the notes). The effect, if any, of any of these transactions and activities on the market price of the common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the common stock, which could affect the value of the notes, the value of the consideration that holders receive upon any exchange of the notes and/or the ability of the holders to exchange the notes.

The notes and any common stock issuable upon exchange of the notes have not been and will not be registered under the Securities Act or applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes and any common stock issuable upon exchange of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The capped call transactions have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the expectations, plans and prospects for the Company, including the anticipated closing date and use of proceeds of the offering and expectations related to the capped call transactions. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the economic, competitive, governmental, technological and other factors identified under the heading “Risk Factors” included in Item 1A of Spansion Inc.’s Annual Report on Form 10-K for the year ended December 30, 2012 and in Spansion Inc.’s Quarterly Report on Form 10-Q for the three months ended June 30, 2013 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and Spansion Inc.

undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

About Spansion

Spansion (NYSE: CODE) is a global leader in Flash memory-based embedded systems solutions. Spansion’s Flash memory, microcontrollers, mixed-signal and analog products drive the development of faster, intelligent, secure and energy efficient electronics. Spansion is at the heart of electronics systems, connecting, controlling, storing and powering everything from automotive electronics and industrial systems to the highly interactive and immersive consumer devices that are enriching people’s daily lives. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Spansion Press Contact

Linda Goncalves

+1.408.616.3701

Linda.goncalves@spansion.com

Spansion Investor Relations Contact

Rahul Mathur

+1.408.616.6682

Rahul.mathur@spansion.com